                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                          AMERICA WEST AIRLINES, INC.
                    PASS THROUGH CERTIFICATES, SERIES 2000-1

     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of America West Airlines, Inc. (the "Company") made pursuant to
the Prospectus, dated             , 2000 (the "Prospectus"), and the enclosed
Letter of Transmittal (the "Letter of Transmittal") if certificates for Old Certificates are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wilmington Trust Company (the "Exchange Agent") prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Certificates pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

             DELIVERY TO: WILMINGTON TRUST COMPANY, EXCHANGE AGENT

                  By Mail:                             By Hand or Overnight Delivery:
          Wilmington Trust Company                        Wilmington Trust Company
               P.O. Box 8861                        1105 North Market Street, 1st Floor
         Corporate Trust Operations                      Wilmington, Delaware 19890
      Wilmington, Delaware 19899-8861              Attention: Corporate Trust Operations
           Attention: Aubrey Rosa

                            Facsimile Transmission:
                                 (302) 651-1079

                             Confirm by Telephone:
                                 (302) 651-1562
                                  Aubrey Rosa

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL
                        NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Certificates set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer -- Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of Old Certificates                 Name(s) of Record Holder(s):
Tendered:
$ -------------------------------------------------  ---------------------------------------------------

                                                     ---------------------------------------------------
Certificate Nos. (if available):                     Please Print or Type

---------------------------------------------------  Address(es): ------------------------------------

---------------------------------------------------  ---------------------------------------------------
                                                     Area Code and Telephone Number(s):
                                                     ---------------------------------------------------
                                                     Signature(s): ------------------------------------
                                                     ---------------------------------------------------
                                                     Dated: -------------------------------------------

If Old Certificates will be delivered by book-
entry transfer to The Depository Trust Company,
provide account number.
The Depository Trust Company Account No.
---------------------------------------------------

                 THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the certificates representing all tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH THEREIN AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.


---------------------------------------------------  ---------------------------------------------------
NAME OF FIRM                                         AUTHORIZED SIGNATURE

Address: -----------------------------------------   Name: -------------------------------------------
                                                     (PLEASE PRINT OR TYPE)

---------------------------------------------------  Title: --------------------------------------------
Area Code and                                        Date: --------------------------------------------
Telephone Number: -----------------------------